Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

FOR IMMEDIATE RELEASE

Thursday, August 15, 2013

CONTACT:	Rob Swadosh / Patrick Malone
The Dilenschneider Group
212-922-0900

INFUSYSTEM HOLDINGS, INC. AMENDS 2007 STOCK INCENTIVE PLAN

TO ALIGN WITH CORPORATE GOVERNANCE BEST PRACTICES

MADISON HEIGHTS, MICHIGAN, August 15, 2013 – InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, announced today that its Board of Directors (the “Board”), approved the adoption of amendments to its 2007 Stock Incentive Plan (the “Plan”). Key amendments to the Plan provide that:

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The Compensation Committee will determine the exercise price of any stock options or stock appreciation rights issued under the Plan, provided that the exercise price must be at or above the average closing price of the Company’s common stock for the five (5) most recent trading days prior to the date of grant. Prior to this amendment, the Plan did not specify any limitations on the minimum exercise price for stock options or stock appreciation rights;

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Except in connection with certain significant corporate events, such as reorganizations and mergers, without stockholder approval, outstanding stock options or stock appreciation rights may not be repriced nor exchanged for either cash or substitute awards with a lower, or no, exercise price. Previously, the Plan expressly permitted the Committee to reprice outstanding awards under the Plan;

•	Further restricted stock awards granted under the Plan will reduce the total number of shares remaining available for grant under the Plan at a rate of two shares per one restricted share granted; and

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Each Plan participant is responsible for his/her own tax and exercise price obligations in respect of awards under the Plan and the Company will not reimburse (or “gross-up”) an award to satisfy tax or exercise price obligations. The Plan still permits the cashless exercise of stock options and other awards and the satisfaction of tax withholding amounts by surrendering shares covered by the award to the Company. Previously, the Plan did not expressly prohibit tax gross-ups for awards.

“These changes are consistent with the Board’s actions initiated in May 2012 following the Company’s change of control and reinforce our desire to align with corporate governance best practices” stated InfuSystem Chairman Ryan Morris. “We will continue to diligently explore future modifications, as appropriate.”

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

Certain matters discussed in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” “believes” or “anticipates” and other similar expressions. These forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied, or otherwise predicted, by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks, detailed from time-to-time in the Company’s publicly filed documents and in news releases and other communications. The Company disclaims any intention or duty to update any forward-looking statements made in this release.

Additional information about InfuSystem Holdings, Inc., including materials relating to its 2013 Annual Meeting of Stockholders, is available at www.infusystem.com.